UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

330 West 34th Street
9th Floor
New York, New York 10001
(Address of principal executive offices, including zip code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

In accordance with the New York & Company, Inc. (the “Company”) notice and proxy statement dated May 5, 2016, the Company held its Annual Meeting of Stockholders on June 21, 2016 (the “meeting”). Holders of 58,682,897 shares of the Company’s common stock were present in person or by proxy, representing approximately 90.8% of the Company’s 64,630,347 shares outstanding on the record date of April 25, 2016. The following matters were voted upon and approved by the Company’s stockholders at the meeting:

Proposal 1 — Election of directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bodil M. Arlander	53,879,152	888,987	3,914,758
David H. Edwab	53,878,192	889,947	3,914,758
James O. Egan	53,992,047	776,092	3,914,758
Lori H. Greeley	53,993,006	775,133	3,914,758
Christy Haubegger	53,997,291	770,848	3,914,758
John D. Howard	53,878,042	890,097	3,914,758
Grace Nichols	53,991,096	777,043	3,914,758
Michelle Pearlman	53,883,891	884,248	3,914,758
Arthur E. Reiner	53,878,972	889,167	3,914,758
Gregory J. Scott	53,881,152	886,987	3,914,758

Proposal 2 — To approve the New York & Company, Inc. Incentive Compensation Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,196,707	537,107	34,325	3,914,758

Proposal 3 — To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,313,857	336,755	32,285	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: June 24, 2016	Name:	Sheamus Toal
	Title:	Executive Vice President and
Chief Financial Officer